SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2010

RESOURCE EXCHANGE OF AMERICA CORP.

 (Exact name of registrant as specified in its charter)

Florida	333-157565	26-4065800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1990 Main Street, Suite 750 Sarasota, FL 34236
(Address of principal executive offices)
941-312-0330
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Telephone: 619-399-3090

Facsimile: 619-399-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 18, 2010, the Chief Executive Officer and Chief Financial Officer of Resource Exchange of America Corp. (the "Registrant" or the "Company"), under authority granted to them by, and with the approval of, the Company’s Board of Directors, concluded that our previously reported consolidated financial statements included in our quarterly report and transition report for the periods listed below should no longer be relied upon:

•

Our quarterly report for the period ended April 30, 2010 filed on Form 10-Q with the Securities & Exchange Commission (“SEC”) on June 21, 2010; and

•

Our transition report for the period from May 1, 2010 to June 30, 2010 filed as a transition report on Form 10-Q with the SEC on August 20, 2010.

We received a comment letter (the “Comment Letter”) from the SEC's Division of Corporation Finance (the “Staff”) dated October 6, 2010 relating to a review of our Form S-1 filed on September 14, 2010, with such Comment Letter also including comments concerning transactions on our Form 10-Qs referenced above for the period ended April 30, 2010 and the transition period from May 1, 2010 to June 30, 2010.  In the course of responding to the Staff’s comments on the aforementioned filings, we reviewed the accounting treatment for various transactions. As a result of this review, on November 18, 2010, after discussion with our Board of Directors, we concluded that we should restate our consolidated financial statements for the periods set forth above. The reasons for the restatements are as follows:

Quarterly Report for the Period Ended April 30, 2010

The reverse merger transaction which occurred during the quarter was not properly accounted for. Goodwill of $250,000 was improperly recorded and will now be recorded as a charge to accumulated deficit as this represented the net liabilities assumed from the legal parent upon recapitalization. In addition, the Company entered into convertible debt agreements which require the conversion options contained within to be classified as a derivative liabilities. The Company will record a derivative liabilities related to the convertible debt equal to the estimated fair value of the conversion features with an equivalent discount on the convertible debt. The carrying value of the convertible debt will be accreted to the face value to maturity. The conversion option derivative liabilities are revalued at each period end with any change in fair value charged to operations.

Transition Report for the Period from May 1, 2010 to June 30, 2010

The consolidated financial statements for the period ended June 30, 2010 will be adjusted on the same basis as discussed above.

Further, each of the foregoing adjustments have been made and reflected in the financial statements filed on November 22, 2010 in our Form 10-Q for the period ended September 30, 2010.

Our Chief Executive Officer and Chief Financial Officer, under authority granted to them by the Board of Directors, discussed all of the foregoing and reviewed it with Bobbitt, Pittenger & Company, P.A., our independent registered public accounting firm for the periods mentioned above.

The Company anticipates filing corrected consolidated financial information for the quarter ended April 30, 2010 and the transition period from May 1, 2010 to June 30, 2010 in a timely manner. The time required to complete the restatement cannot be stated with certainty at this time and will depend, in part, upon completion of the review of the restatement by Bobbitt, Pittenger & Company, P.A., though we believe that all restatements will be filed by December 3, 2010.

Upon filing the restatements for the periods indicated above, we believe that we will have fully addressed all the comments in the Comment Letter. However, the Staff will review the restatements prior to finalizing the comment letter process. In addition, all of our current and future filings remain subject to scrutiny by the Staff.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned not to rely on our financial statements in question, to the extent that they are affected by the accounting issues described above.

Certain statements included in Item 4.02 of this Current Report on Form 8-K, which are not historical facts, are forward-looking statements such as statements about the resolution of SEC comments and the filing of amended periodic reports to reflect the restatement. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the SEC; also including, but not limited to, the outcome of the SEC's review process, higher than expected charges after completing the restatement process, and delays in filing amended periodic reports for the affected periods due to our efforts to complete the restatement and respond to SEC comments, any or all of which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE EXCHANGE OF AMERICA CORP.
Date: November 23, 2010	By:	/s/ Dana J. Pekas
Dana J. Pekas
Chief Executive Officer & President